UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015
_____________________

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
_____________________

Ireland	001-16503	98-0352587
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited,
51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

(011) 44-20-3124-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Changes to segmental presentation

As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, effective from January 1, 2015 the Company has changed the way it manages and reports operating results, resulting in a change in the Company’s reporting units from three reporting units, formerly known as Willis Global, Willis North America and Willis International, into four reporting units: Willis Capital, Wholesale and Reinsurance; Willis North America; Willis International; and Willis Great Britain ("Willis GB"). For informational purposes only, to assist in understanding these changes the following summarizes the impact of the changes on selected financial data for 2012, 2013 and 2014. The changes will be incorporated in full within the financial statements reported in the Quarterly Report on Form 10-Q to be filed on or about May 8, 2015.

The changes to the reporting units are as follows:

•
Willis International and Willis North America will remain largely unchanged except for certain specialty teams formerly included in Global which will be included in the geographic regions in which they are located.

•
Willis Capital, Wholesale and Reinsurance will include Willis Re, Willis Capital Markets & Advisory and the Company's wholesale business. In addition, it will also include a new unit called Willis Portfolio and Underwriting Services which includes all of the Company's activities that provide these services.

•	Willis GB includes the Company's UK retail business, facultative business and London Specialty business.

The impact of the changes to the selected financial data described above, retrospectively applied to 2012, 2013 and 2014 is disclosed in Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

99.1	Impact of the changes to Consolidated Statement of Operations, segmental operating income and adjusted operating income

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIS GROUP HOLDINGS PLC (REGISTRANT)

By:	/s/ JOHN GREENE
John Greene
Group Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated: April 1, 2015